Exhibit 10.2

OPTION AND COLLABORATION AGREEMENT

This Option and Collaboration Agreement (“Agreement”) dated 9th day of January, 2016 (“Effective Date”) by and between Cancer Prevention Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 1760 East River Road, Suite 250, Tucson, Arizona 85718 (“CPP”), and Sucampo AG, a corporation organized and existing under the laws of Switzerland, having a place of business at Baarerstrasse 22, 6300 Zug, Switzerland (“Sucampo”). CPP and Sucampo are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sucampo is a specialty pharmaceutical company with expertise in the development and commercialization of pharmaceutical products;

WHEREAS, CPP is a pharmaceutical company that develops therapies for people with elevated risk for cancer;

WHEREAS, concurrent with this Agreement, CPP and Sucampo have entered into that particular Securities Purchase Agreement dated January 9, 2016 under which Sucampo makes certain commitments to invest in CPP (the “SPA”);

WHEREAS, CPP owns, holds, licenses or controls certain regulatory filings, data and intellectual property rights related to the Product (as defined below);

WHEREAS, CPP has licensed certain rights to certain formulations of the Product in certain fields and certain territories outside of the United States to Tillotts Pharma AG under that particular agreement entered into by and between CPP and Tillotts Pharma AG (“Tillotts”) dated December 27, 2013 (the “Tillotts Agreement”);

WHEREAS, Sucampo wishes to receive, and CPP wishes to grant, Sucampo an exclusive Option (as defined below”) to enter into an exclusive license agreement with CPP under the terms described in Exhibit A to develop and commercialize the Product (as defined below) in the Territory (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, CPP and Sucampo hereby agree as follows:

1.	DEFINITIONS

1.1	“Additional Indication” is defined in Section 4.2.

1.2	“Affiliate” means, with respect to a Party, any Entity that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, (a) “control” means direct or indirect ownership of more than 50% of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than 50% of the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other similar arrangement whereby such Entity controls or has the right to control the board of directors or equivalent governing body of such Entity, or the ability to cause the direction of the management or policies of such Entity, and (b) “Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.3	“Chairperson” is defined in Section 3.2.

1.4	“Commercially Reasonable Efforts” means with respect to a Party, the efforts and resources that similarly situated biotechnology or pharmaceutical company would use for its own internally discovered programs, drug candidates and pharmaceutical products of similar commercial potential and similar stage of product life, in light of a product’s characteristic features, issues of safety and efficacy, Regulatory Authority-approved labeling, product profile, the competitiveness of alternative products in the marketplace, the likely timing of the product’s entry into the market, any patent and other proprietary position, the likelihood of regulatory approval and other similar relevant scientific, technical and commercial factors. For purposes of this definition of “Commercially Reasonable Efforts” and with respect to its use in Section 4.4, the efforts and resources of a similarly situated company will be no less than those measured in comparison to a company similar to CPP as CPP exists immediately prior to the Effective Date.

1.5	“Concurrence Notice” is defined in Section 4.3.

1.6	“CPP Additional Indication Development Plan and Budget” is defined in Section 4.2.

1.7	“CPP Additional Indication Expenses” means, with respect to an indication for which Sucampo did not concur pursuant to Section 4.2, but later is the subject of a Concurrence Notice in accordance with Section 4.3, any reasonable and documented expenses incurred by CPP in the performance of the applicable CPP Additional Indication Development Plan and Budget prior to the delivery of the Concurrence Notice.

1.8	“Data Package” is defined in Section 2.2.

1.9	“Disclosing Party” is defined in Section 5.1.

1.10	“DMC” is defined in Section 2.4(B).

1.11	“Dollar” or “$” means the legal tender of the United States

1.12	“Existing NDA” is defined in Section 5.1.

1.13	“FAP” is defined in Section 4.2.

1.14	“FAP Pivotal Trial” is defined in Section 2.4(B).

1.15	“FAP Pivotal Trial Protocol” is defined in Section 2.4(B).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.16	“FDA” means the United States Food and Drug Administration or any successor entity thereto performing substantially the same functions.

1.17	“First Payment” is defined in Section 2.4(A).

1.18	“Indication Review Period” is defined in Section 4.2.

1.19	“Joint Steering Committee” or “JSC” is defined in Section 3.1.

1.20	“License” is defined in Section 2.1.

1.21	“License Agreement” is defined in Section 2.2.

1.22	“Licensed IP” is defined in Exhibit A.

1.23	“NDA” means a new drug application for Regulatory Approval of the Product that is filed with the FDA.

1.24	“NDA Filing” is defined in Section 2.2.

1.25	“Negotiation Period” is defined in Section 2.2.

1.26	“Neutral Expert” is defined in Section 2.3.2.

1.27	“Option” is defined in Section 2.1.

1.28	“Option Effective Date” means the date upon which all of the following have occurred:

(a)   Sucampo has paid CPP the First Payment in accordance with Section 2.4(A); and (b) Sucampo has purchased the Note (as defined in the SPA) in accordance with the SPA.

1.29	“Option Exercise Notice” is defined in Section 2.2.

1.30	“Option Period” is defined in Section 2.2.

1.31	“Product” is defined in Exhibit A.

1.32	“Proposed Development Plan and Budget” is defined in Section 4.2.

1.33	“Proposed License Agreement” is defined in Section 2.3.3.

1.34	“Receiving Party” is defined in Section 5.1.

1.35	“Regulatory Approval” means, with respect to a Product in any country or jurisdiction, the approvals by the applicable Regulatory Authority in such country or jurisdiction necessary for the marketing or sale of such Product in such country or jurisdiction.

1.36	“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable governmental authority involved in granting Regulatory Approval and/or, to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a Product in such country or regulatory jurisdiction.

1.37	“Regulatory Filing” means, with respect to a Product, any submission to a Regulatory Authority of any applications, notifications, and registrations for Regulatory Approvals or other submissions made to or with a Regulatory Authority, together with all related correspondence to or from such Regulatory Authority, that are necessary or reasonably desirable in order to develop, market or sell such Product in the applicable country or regulatory jurisdiction.

1.38	“Resolution Procedure” is defined in Section 2.3.1.

1.39	“Resolution Procedure Notice” is defined in Section 2.3.1.

1.40	“Second Payment” is defined in Section 2.4(B).

1.41	“SPA” is defined in the Recitals.

1.42	“Sucampo-Approved Indication” is defined in Section 4.2.

1.43	“Sucampo-Approved Indication Development Plan and Budget” is defined in Section 4.2.

1.44	“Term” is defined in Section 8.1.

1.45	“Territory” means North America (the United States, Canada and Mexico, in each case including its territories and possessions).

1.46	“Tillotts” is defined in the Recitals.

1.47	“Tillotts Agreement” is defined in the Recitals.

2.	OPTION

2.1	Option Grant. Subject to the terms and conditions of this Agreement (including Section 2), as of the Option Effective Date CPP shall grant and hereby grants Sucampo an exclusive option to obtain an exclusive license under the terms described in Exhibit A (such option, the “Option”) to make, have made, use, import, offer for sale, sell, develop and commercialize the Product in the Field in the Territory (such license, the “License”). Notwithstanding anything in this Agreement to the contrary, including this Section 2.1, if

(a)    the Option Effective Date does not occur within ten (10) business days after the Effective Date of this Agreement, then the Option described in this Section 2.1 shall be null and void and not exercisable by Sucampo, or (b) Sucampo does not make the Investment (as defined in the SPA) in accordance with the SPA, then the Option described in this Section 2.1 shall be null and void and not exercisable by Sucampo.

2.2	Exercise; Negotiation. Sucampo shall have the right to exercise the Option at any time during the Option Period by delivery of written notice to CPP (“Option Exercise

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Notice”). Subject to Section 2.3, upon delivery of the Option Exercise Notice by Sucampo in accordance with this Section 2.2 and for a period of one hundred and twenty (120) days thereafter (or such longer period of time as mutually agreed to by the Parties in writing) (such time period, the “Negotiation Period”, as may be extended as set forth in Section 2.3.1), the Parties shall negotiate in good faith a definitive written agreement for the License, which shall include the terms set forth in Exhibit A and such other terms as are customary and commercially reasonable, and enter into such agreement (such definitive agreement, the “License Agreement”). For purposes of this Agreement, “Option Period” means the period of time beginning on the Option Effective Date and ending thirty (30) days after CPP’s delivery of (a) written notice from CPP to Sucampo that the FDA has accepted the first NDA filed for the Product in accordance with 21 CFR 314.101 (the “NDA Filing”) and (b) the Data Package to Sucampo. “Data Package” means a true and accurate copy of (i) the NDA Filing (including all data and analyses included therewith), and (ii) all Regulatory Filings. The Parties shall agree upon reasonable means of providing the Data Package and the format therefor (e.g., through an electronic data room). During the Negotiation Period, CPP shall provide to Sucampo such additional information in CPP’s possession or control relating to the Product as Sucampo may reasonably request to enable Sucampo to make a reasonably informed decision with respect to the execution of the License Agreement.

2.3	Dispute Resolution Procedure.

2.3.1	If the License Agreement is not executed by the Parties prior to the expiration of the Negotiation Period, then either Party may request in writing that a Neutral Expert determine the terms of the License Agreement in accordance with the procedure described in this Section 2.3 (such procedure, the “Resolution Procedure”). At any time after the expiration of the Negotiation Period, each Party shall have the right to initiate the Resolution Procedure by delivery of written notice to the other Party (“Resolution Procedure Notice”). If a Resolution Procedure is initiated, then the Negotiation Period shall continue until completion of the Resolution Procedure.

2.3.2	After delivery of the Resolution Procedure Notice the Parties shall negotiate in good faith to select a mutually acceptable neutral Third Party individual that is expert in the development and commercialization of products similar to the Product in the Field in the Territory who is not, and has not in the past five (5) years been, an employee, consultant, legal advisor, officer or director of, and does not have any conflict of interest with respect to (including, without limitation, a financial interest), either Party (such Third Party, the “Neutral Expert”). If the Parties cannot agree on a Neutral Expert within thirty (30) days after delivery of a Resolution Procedure Notice, then the selection of a Neutral Expert shall be submitted to arbitration in accordance with Section 9.7.

2.3.3	Following delivery of a Resolution Procedure Notice, each Party shall have forty five (45) days to prepare and deliver a copy of such Party’s proposed form of License Agreement (each, a “Proposed License Agreement”) and, at the discretion of the submitting Party, a memorandum of reasonable length (not to exceed 10 pages) describing the support for such Party’s Proposed License Agreement to the other Party and to the Neutral Expert. Within fifteen (15) days after delivery of the other Party’s

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Proposed License Agreement and support memorandum, each Party may submit to the Neutral Expert (with a copy to the other Party) a response to the other Party’s support memorandum, such response not to exceed five (5) pages in length. Neither Party may have any other communications (either written or oral) with the Neutral Expert other than for the sole purpose of initially engaging the Neutral Expert to perform the Resolution Procedure or as expressly permitted in this Section 2.3; provided that the Neutral Expert may convene a hearing if the Neutral Expert so chooses to ask questions of the Parties and hear oral argument and discussion regarding each Party’s Proposed License Agreement.

2.3.4	The sole authority of the Neutral Expert shall be to choose the single Proposed License Agreement that, after reasonable consideration, most accurately and fairly reflects the transaction contemplated by the Parties in entering into this Agreement, including the fidelity of such Proposed License Agreement to the terms described in Exhibit A. The Neutral Expert must select as the only method to resolve the matter at issue one of the two Proposed License Agreements, and may not combine elements of both Proposed License Agreements or award any other relief or take any other action. The Neutral Expert shall render his/her decision in writing within thirty (30) days after receiving each Party’s Proposed License Agreement and, if applicable, support memorandum. If a Party does not deliver a Proposed License Agreement in accordance with Section 2.3.3 and the other Party does deliver a Proposed License Agreement in accordance with Section 2.3.3, then such other Party’s Proposed License Agreement shall automatically be selected by the Neutral Expert. The selection of the Proposed License Agreement by the Neutral Expert shall be final and binding upon the Parties. Each Party shall share equally the fees and expenses of the Neutral Expert.

2.3.5	If the Neutral Expert selects Sucampo’s Proposed License Agreement, then each Party shall execute such Proposed License Agreement within five (5) business days following such selection by the Neutral Expert, after which such Proposed License Agreement shall be the License Agreement.

2.3.6	If the Neutral Expert selects CPP’s Proposed License Agreement, then within ten (10) business days following such selection by the Neutral Expert, Sucampo shall notify CPP in writing as to whether Sucampo wishes to enter into such Proposed License Agreement. If Sucampo notifies CPP in writing that Sucampo wishes to enter into such Proposed License Agreement, then each Party shall execute such Proposed License Agreement within five (5) business days following CPP’s receipt of such notice, after which such Proposed License Agreement shall be the License Agreement. If Sucampo (a) fails to notify CPP in writing within ten (10) business days following such selection by the Neutral Expert whether or not Sucampo wishes to enter into such Proposed License Agreement, or (b) notifies CPP in writing prior to the expiration of such ten (10) business days that Sucampo does not wish to enter into such Proposed License Agreement, then for each of (a) and (b) neither Party shall have any further obligation to the other Party with respect to the execution of the License Agreement or the Option and Sucampo shall pay CPP Two Million U.S. Dollars ($2,000,000) within five (5) business days of the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

expiration of such ten (10) business days, or delivery of Sucampo’s written notice described in (b) above, as applicable.

2.4	Option Fees. In partial consideration for the Option, Sucampo shall pay CPP Seven Million Five Hundred Thousand U.S. Dollars ($7,500,000) as follows:

(A)	First Payment. Within three (3) business days after the Effective Date, Sucampo shall pay CPP Three Million U.S. Dollars ($3,000,000) (“First Payment”).

(B)	Second Payment. Sucampo shall pay CPP Four Million Five Hundred Thousand

U.S. Dollars ($4,500,000) (“Second Payment”) within thirty (30) days after the earlier of (i) delivery to CPP of the Option Exercise Notice in accordance with Section 2.2 and (ii) the date that CPP notifies Sucampo in writing that the DMC has completed the futility analysis as specified by the FAP Pivotal Trial Protocol and statistical analysis plan (the “Futility Analysis”) and has not determined that continuing the FAP Pivotal Trial is futile (“Successful Completion”). If the DMC delivers to CPP a written report or notice on the Futility Analysis, then CPP shall deliver to Sucampo a copy of such report or notice within ten (10) days.

For purposes of Section 2.4(B):

i.	“DMC” means the data monitoring committee described in the FAP Pivotal Trial Protocol.

ii.	“FAP Pivotal Trial” means the clinical trial for the Product that is in the process of being performed by CPP as of the Effective Date that is titled “Phase III Trial of the Safety and Efficacy of Eflornithine Combined With Sulindac Compared to Eflornithine, Sulindac as Single Agents in Patients With Familial Adenomatous Polyposis”.

iii.	“FAP Pivotal Trial Protocol” means the protocol for the FAP Pivotal Trial as it may be amended.

CPP’s sole remedy for any failure by Sucampo to pay the Second Payment as set forth above shall be to terminate this Agreement in accordance with Section 8.1.

3.	JOINT STEERING COMMITTEE

3.1	Establishment. Within thirty (30) days after the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to plan, administer, evaluate and carry out all aspects of the development, regulatory, and commercialization activities by the Parties hereunder with respect to the Product in the Field in the Territory.

3.2	Representatives. The JSC will consist of an equal number of representatives of CPP and Sucampo. CPP shall have the right to appoint a CPP JSC representative to serve as chairperson of the JSC (the “Chairperson”). The Chairperson shall have the right to make the final decision described in Section 3.6(a).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3	Meetings and Reports. The JSC shall meet no less frequently than twice per year in person or as otherwise mutually agreed by the Parties, and such meeting shall be held in the U.S. or at such other place and at such time as shall be determined by the Parties. Either Party may call additional ad hoc meetings of the JSC as the needs arise with reasonable advance notice to the other Party, and such ad hoc meetings shall be conducted at times that are mutually agreed upon by the Parties. Unless otherwise mutually agreed by the Parties, the Chairperson shall prepare and circulate an agenda for such meetings and, as soon as practicable, all materials, documents and information for the meeting for distribution to both Parties; provided, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. Subject to the in-person meeting described above, the JSC may meet in person, by videoconference or by teleconference. Unless otherwise mutually agreed by the Parties, the Chairperson will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect, without limitation, material decisions made at such meetings. Unless otherwise mutually agreed by the Parties, the Chairperson shall send draft meeting minutes to the Sucampo members and the CPP members of the JSC for review and approval within ten (10) days after each JSC meeting. Such minutes will be deemed approved unless one or more members of the JSC objects to the accuracy of such minutes within one (1) week of receipt. In addition to such JSC meetings, unless otherwise mutually agreed by the Parties CPP shall provide to all JSC members within thirty (30) days following the end of each calendar quarter a report summarizing CPP’s development activities with respect to the Product during such calendar quarter (including, without limitation, interactions with any regulatory authority relating to the Product) and an update on the status of the development plans for the Product.

3.4	Responsibilities. Subject to Sections 3.5, 3.6 and 3.7, the JSC shall oversee CPP’s management of the FAP Pivotal Trial and other studies in the Territory as may be undertaken by the Parties in support of the FAP Pivotal Trial and the Product NDA development program (i.e., clinical pharmacology studies etc.) in a manner that allows CPP to fulfill its contractual obligations under this Agreement and the Tillotts Agreement.

3.5	Tillotts Agreement. The Parties acknowledge that CPP has established a joint steering committee with Tillotts under the Tillotts Agreement for oversight of the Development and Commercialization of the Product outside of the Territory. The Parties shall perform the obligations described in this Agreement with respect to the JSC in a manner that allows CPP to fulfill its contractual obligations under the Tillotts Agreement.

3.6	Dispute Resolution. In all matters subject to the JSC’s decision-making authority, the JSC will aim to make decisions by consensus. If the JSC cannot reach consensus within thirty (30) days of a matter being brought to the JSC’s attention, then, as between the Parties, CPP shall have the right to make the final decision with respect to such matters.

3.7	Amendment; Modification. The JSC shall not have any power to amend, modify, or waive compliance with the provisions of this Agreement. The final decision making authority under Section 3.6 shall not authorize a Party to unilaterally modify, amend, or waive its own compliance with the provisions of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.8	Termination of the JSC. The JSC shall be disbanded upon expiration or earlier termination of this Agreement.

3.9	CPP Right to Withdraw from JSC. At any time during the Term and for any reason, CPP may withdraw from participation in the JSC upon written notice to Sucampo, which notice will be effective immediately upon receipt (“JSC Withdrawal Notice”). Upon delivery of a JSC Withdrawal Notice and for so long as CPP is withdrawn from the JSC, CPP representatives to the JSC may not participate in any meetings of the JSC or vote on any recommendation to be made by the JSC. If at any time following the issuance of a JSC Withdrawal Notice, CPP wishes to resume participation in the JSC, CPP must notify Sucampo in writing and, thereafter, CPP representatives to the JSC may attend any subsequent meeting of the JSC and participate in the activities of, and vote on recommendations to be made by the JSC as provided in Section 3 as if CPP had not issued a JSC Withdrawal Notice. Following CPP’s issuance of a JSC Withdrawal Notice, unless and until CPP resumes participation in the JSC as provided above: (a) all meetings of the JSC will be held at Sucampo’s facilities; (ii) Sucampo’s representatives may alone vote on any recommendations to be made by the JSC; and (iii) Sucampo shall provide CPP all notes and minutes of JSC meetings, provided that CPP shall have no right to approve the minutes for any JSC meeting held during the time CPP has withdrawn from the JSC.

4.	DEVELOPMENT OF THE PRODUCT

4.1	Development Expenses. Prior to the execution of the License Agreement in accordance with Section 2, as between the Parties CPP shall have the obligation to pay for any expenses incurred by CPP in the execution of the development program for the Product.

4.2	Additional Indications. Prior to the execution of the License Agreement in accordance with Section 2, CPP shall have the right, in its sole discretion, to develop the Product in any indication; provided, however that if CPP wishes to develop the Product in the Field in the Territory in an indication other than familial adenomatous polyposis (“FAP”) (such indication, an “Additional Indication”), then CPP shall provide Sucampo with a proposed development plan and corresponding budget for the Product in such Additional Indication (“Proposed Development Plan and Budget”) at least seventy (70) days prior to CPP submitting any Regulatory Filing for the Product in such Additional Indication. Sucampo may, in its sole discretion, concur in the Development of the Product in such Additional Indication under such Proposed Development Plan and Budget in writing within sixty (60) days of receiving such Proposed Development Plan and Budget, or such later date as may be mutually agreed (such time period the “Indication Review Period”, such concurred indication, a “Sucampo-Approved Indication”, and such concurred Proposed Development Plan and Budget, a “Sucampo-Approved Indication Development Plan and Budget”). If, in response to a Proposed Development Plan and Budget, Sucampo does not concur in the development of such Additional Indication prior to the expiration of the Indication Review Period, then subject to Section 4.3, (a) CPP shall have the right to develop the Product in the corresponding Additional Indication at CPP’s sole cost and expense in accordance with the Proposed Development Plan and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Budget, and (b) such Proposed Development Plan and Budget shall thereafter be a “CPP Additional Indication Development Plan and Budget”.

4.3	Sucampo Additional Indication Right. Notwithstanding Section 4.2, Sucampo shall have the right to concur in the Development of the Product in an Additional Indication under the corresponding CPP Additional Indication Development Plan and Budget by delivery of written notice to CPP (“Concurrence Notice”). Upon CPP’s receipt of the Concurrence Notice, (i) such Additional Indication shall automatically become a Sucampo-Approved Indication, and (ii) such CPP Additional Indication Development Plan and Budget shall automatically become a Sucampo-Approved Indication Development Plan and Budget.

4.4	Diligence; Compliance. CPP shall use Commercially Reasonable Efforts to conduct and complete the FAP Pivotal Trial and other development activities for the Products in the Territory in accordance with the applicable development plan. CPP shall comply with all applicable laws, rules, regulations and guidances in connection with its development of the Products.

5.	CONFIDENTIALITY

5.1	Confidential Information. “Confidential Information” means any data, information or material disclosed by or on behalf of one Party (the “Disclosing Party”), whether in writing, visually, orally or in electronic medium to the other Party (the “Receiving Party”) under this Agreement or in the course of contemplating a transaction under this Agreement prior to the execution of this Agreement, including without limitation any information disclosed pursuant to that certain Mutual Non-Disclosure Agreement between CPP and Sucampo Pharmaceuticals, Inc., dated as of June 24, 2015 (the “Existing NDA”). Except as expressly set forth herein, the terms of this Agreement shall be kept confidential by each Party as described in this Section 5 with respect thereto.

5.2	Nondisclosure and Non-Use Obligations. Subject to Sections 5.3 and 5.4, unless the Disclosing Party provides prior written consent, the Receiving Party shall maintain in confidence all Confidential Information of the Disclosing Party, shall not disclose such Confidential Information to any Third Party and shall not use such Confidential Information for any purpose except to exercise such Party’s rights or fulfill its obligations under this Agreement.

5.3	Exceptions. Each Party’s confidentiality and non-use obligations under this Agreement shall not apply to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can demonstrate with competent written proof:

(A)	Is known by the Receiving Party at the time of its receipt, without obligation of confidentiality or non-use, and not through a prior confidential disclosure by the Disclosing Party, as documented by the Receiving Party’s written records;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(B)	Is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no breach of this Agreement by the Receiving Party or with the consent of the Disclosing Party;

(C)	Is subsequently disclosed to the Receiving Party, without obligation of confidentiality or non-use, by a Third Party who may lawfully do so and who is not under an obligation of confidentiality to the Disclosing Party; or

(D)	Is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party and without the aid, application or use of the Disclosing Party’s Confidential Information, and such independent development can be properly documented by the Receiving Party.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

5.4	Permitted Disclosure. Nothing in Section 5 shall restrict the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent that such disclosure:

(A)	Is made to the Receiving Party’s or its Affiliates’ employees, officers, directors, agents or contractors (“Representatives”), for purposes the Receiving Party reasonably deems necessary for the exploitation of its rights or fulfillment of its obligations under this Agreement, provided that all such recipients agree to be bound by, or are otherwise bound by, confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement (with potentially a shorter duration no less than five years from the date such Confidential Information is disclosed to such recipients), and the Receiving Party shall be responsible for and liable under this Agreement with respect to any breach of its confidentiality and non-use obligation caused by its Representatives;

(B)	Is deemed necessary by the Receiving Party to be disclosed to attorneys, independent accountants, potential or actual acquirers, merger candidates or investors or venture capital firms, investment bankers or other financial institutions or investors, provided that, except with respect to the disclosure of pro forma financial projections, all such recipients are, or agree to be, bound by confidentiality and non-use obligations; or

(C)	Is required to comply with applicable law, valid order of a court of competent jurisdiction, or other judicial or administrative process of governmental authority or agency, provided that the Receiving Party shall (i) promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party, where possible, an opportunity to challenge, limit or receive

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

confidential treatment for the required disclosure, (ii) upon request, reasonably cooperate with any efforts by the Disclosing Party to challenge, limit or receive confidential treatment for, the required disclosure, (iii) only disclose the minimum Confidential Information necessary to comply, as determined by the Receiving Party’s legal counsel, and (iv) in the event of a limited disclosure of any Confidential Information as required by applicable law, continue to treat such information as Confidential Information of the Disclosing Party for all other purposes and subject to Section 5.

5.5	Disclosures Required by Securities Laws or Exchanges. Notwithstanding anything to the contrary in this Agreement, to the extent a Party reasonably determines that it is necessary to disclose the information relating to this Agreement under applicable (a) securities laws or rules, including those promulgated by the U.S. Securities and Exchange Commission (the “SEC”), or (b) any rules or requirements of stock exchanges on which equity securities of such Party may be listed, such Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the SEC (or equivalent foreign agency) (a “Required Disclosure”) after complying with the procedures set forth in this Section 5.5. If pursuant to a Required Disclosure a Party is required to disclose this Agreement or any of its terms, such Party shall, prior to any such Required Disclosure, prepare and send to the other Party for review a draft confidential treatment request and proposed redacted version of this Agreement to be filed with the SEC (or equivalent foreign agency) to request confidential treatment of this Agreement. The reviewing Party shall promptly (and in any event, no more than three (3) business days after receipt of such confidential treatment request and proposed redactions) provide its reasonable comments, which the disclosing Party shall take into reasonable consideration. If no response or comments are received by the disclosing Party within such three (3) business days then it shall be conclusively presumed that the reviewing Party has no comments. The Party seeking such disclosure of this Agreement shall exercise commercially reasonable efforts to obtain confidential treatment of this Agreement from the SEC (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party. If pursuant to a Required Disclosure a Party is required to disclose material developments or material information generated under this Agreement, which information has not previously been publicly disclosed, such disclosing Party shall, prior to any such disclosure, send to the other Party the proposed disclosure for review. The reviewing Party shall promptly (and in any event, no more than three (3) business days after receipt of such proposed disclosure) provide its reasonable comments on the proposed disclosure, which the disclosing Party shall take into reasonable consideration. If any information has been previously disclosed in a public filing it may be disclosed by a Party in other future filings without the consent of the other Party.

5.6	Disclosure of Agreement Terms. Each Party and any of its Affiliates may disclose the terms and conditions of this Agreement to a Third Party is connection with a prospective financing, license, corporate transaction or asset sale relating to the relevant Party or any of its Affiliates subject to such disclosure being made under a written confidentiality

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

agreement with confidentiality terms that are at least as stringent as those described in Section 5.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date that: (a) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and (b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

6.2	CPP Representations and Warranties. CPP hereby represents and warrants to Sucampo that as of the Effective Date:

(A)	it has the full right, power and authority to grant the rights hereunder, including the license set forth in Exhibit A;

(B)	it has not assigned, transferred, conveyed, licensed, or otherwise encumbered its right, title and interest in the Licensed IP in any manner that would prevent it from granting the rights hereunder, including the license set forth in Exhibit A;

(C)	it has not received any written notice of any claim that any intellectual property right owned or controlled by a third party would be or is infringed or misappropriated by the manufacture, use, sale, offer for sale or importation of the Product in the Field and, to CPP’s knowledge, the manufacture, use, sale, offer for sale or importation of the Product in the Field in the Territory would not and does not infringe or misappropriate any intellectual property right owned or controlled by a third party;

(D)	neither CPP nor any of its Affiliates or their employees, officers, or directors have made, nor to CPP’s knowledge has any other third party acting under CPP’s authority made, an untrue statement of a material fact to any Regulatory Authority with respect to the Product, or knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority with respect to the Product. CPP, its Affiliates and their employees, officers, or directors and to CPP’s knowledge all such third parties have complied with all regulatory requirements with respect to the Product and active pharmaceutical ingredients contained therein. To CPP’s knowledge (1) all information within the Regulatory Filings have been generated in compliance with all applicable laws, including, as applicable, cGMP, cGCP and cGLP, and (2) all Regulatory Filings are true and correct in all material respects.

6.3	CPP Covenant. CPP covenants that it shall not during the Term assign, transfer, convey, exclusively license, or otherwise encumber its right, title and interest in the Licensed IP

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

in any manner that would prevent it from granting the rights hereunder, including the licenses set forth in Exhibit A.

6.4	Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 6, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF CPP OR SUCAMPO; (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT; AND (C) ALL KNOW-HOW AND MATERIALS PROVIDED BY A PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT ARE PROVIDED “AS-IS”.

7.	INDEMNIFICATION; LIMITATION OF LIABILITY

7.1	Indemnification by CPP. CPP shall indemnify, defend and hold Sucampo, its Affiliates and their respective agents, employees, officers and directors (each a “Sucampo Indemnitee”) harmless from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses or losses, including reasonable legal expenses and attorneys’ fees (collectively, “Sucampo Losses”), to which any Sucampo Indemnitee may become subject to the extent such Sucampo Losses are directly or indirectly caused by or otherwise arise out of or in connection with the breach by any CPP Indemnitee of any covenant, representation or warranty or other agreement made by CPP in this Agreement or arising in connection with CPP’s development of the Products, except to the extent such Sucampo Losses result from the breach by any Sucampo Indemnitee of any covenant, representation, warranty or other agreement made by Sucampo in this Agreement or any Sucampo Indemnitee’s negligence, recklessness or willful misconduct.

7.2	Indemnification by Sucampo. Sucampo shall indemnify, defend, and hold CPP, its Affiliates and their respective agents, employees, officers and directors (each a “CPP Indemnitee”) harmless from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses, or losses, including reasonable legal expenses and attorneys’ fees (collectively, “CPP Losses”) to which any CPP Indemnitee may become subject to the extent such CPP Losses are directly or indirectly caused by or otherwise arise out of or in connection with a breach by any Sucampo Indemnitee of any covenant, representation, warranty or other agreement made by Sucampo in this Agreement, except to the extent such CPP Losses result from the breach by any CPP Indemnitee of any covenant, representation, warranty or other agreement made by CPP in this Agreement or any CPP Indemnitee’s negligence, recklessness or willful misconduct.

7.3	Indemnification Procedure. In the event of any such claim against any Sucampo Indemnitee or CPP Indemnitee, the indemnified Party shall provide the indemnifying Party with prompt notice of the claim giving rise to the indemnification obligation pursuant to this Article 7 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim at its sole expense; provided, however, that the indemnifying Party shall not enter into any settlement for damages other than monetary damages without the indemnified Party’s written consent,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

such consent not to be unreasonably withheld. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party. If the Parties cannot agree as to the application of Sections 7.1 and 7.2 to any particular claim, the Parties may conduct separate defenses of such claim. Each Party reserves the right to claim indemnity from the other in accordance with Sections 7.1 and 7.2 above upon resolution of the underlying claim, notwithstanding the provisions of this Section 7.3 requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.

7.4	LIMITATION OF LIABILITY. EXCEPT FOR LIABILITIES ARISING UNDER SECTION 7.1 AND 7.2, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS, SALES, REVENUES OR OPPORTUNITIES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OR THE EXERCISE OF ITS RIGHTS HEREUNDER) UNDER ANY THEORY OF LIABILITY, AND REGARDLESS OF ANY NOTICE OR KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

8.	TERM AND TERMINATION

8.1	Term. This Agreement shall begin on the Effective Date and shall expire on the first to occur of the following: (a) the expiration of the Option Period if Sucampo has not exercised its Option in accordance with this Agreement prior to the expiration of the Option Period; (b) the date on which the License Agreement becomes effective; (c) the date on which the Option becomes null and void and not exercisable by Sucampo in accordance with Section 2.1; (d) Sucampo’s failure to pay CPP the Second Payment, if due, within the 30-day period set forth in Section 2.4(B); and (e) termination by either Party pursuant to Section 8.2 (“Term”).

8.2	Termination for Material Breach. If either Party believes that the other is in material breach of its obligations hereunder, then such Party may deliver notice of such breach to the other Party. The allegedly breaching Party shall have thirty (30) days from such notice to cure such breach. If the Party receiving notice of breach fails to cure such breach within the period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. Notwithstanding the foregoing, if a Party gives notice of termination under this Section 8.2 and the other Party disputes whether such termination is proper, then the issue of whether this Agreement may properly be terminated upon expiration of the notice period (unless such material breach is cured as provided above) shall be resolved in accordance with Section 9.7. If as a result of such dispute resolution process under Section 9.7 it is determined that the notice of termination was proper, then such termination shall be deemed to have been effective thirty (30) days following the date of the notice of termination. If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in effect.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3	Validity Challenges. If Sucampo challenges the validity or enforceability of any of the Licensed IP, or aids or assists any Affiliate or Third Party in such challenge other than as required by applicable law, then CPP shall have the right to terminate this Agreement immediately upon written notice to Sucampo.

8.4	Survival. The provisions of Sections 1, 5, 6 (excluding Section 6.3), 7, 8.4 and 9 shall survive the expiration or termination of this Agreement.

9.	MISCELLANEOUS

9.1	Entire Agreement. This Agreement, together with Exhibit A, contains the entire understanding of the Parties with respect to the subject matter contained herein. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter contained herein are superseded by the terms of this Agreement, including without limitation the Existing NDA. Exhibit A to this Agreement is incorporated herein by reference and shall be deemed a part of this Agreement.

9.2	Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon personal acknowledgment of receipt of electronic transmission; (d) by certified or registered mail, return receipt requested, upon verification of receipt; or (e) by electronic mail, upon delivery to the recipient’s electronic mail system and personal acknowledgment thereof by the recipient (i.e., not by an automated response), and provided that such electronic mail states in the subject line that it is a notice under this Section 9.2. All notices delivered by personal delivery or overnight courier shall be delivered to the addresses set forth on the first page of this Agreement. All notices delivered by facsimile transmission or electronic mail shall be sent to the following addresses:

If to Sucampo:

Sucampo AG

c/o Sucampo Pharmaceuticals, Inc.

805 King Farm Boulevard, Suite 550

Rockville, Maryland 20850

ATTN: General Counsel

Facsimile: +1 301 961 3440

If to CPP:

Cancer Prevention Pharmaceuticals, Inc.,

1760 East River Road, Suite 250

Tucson Arizona 85718

ATTN: Chief Executive Officer

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Facsimile: (520) 232-2191

Notice shall be sent to the addresses set forth above or to such other address as either Party may provide in writing delivered in accordance with this Section 9.2.

9.3	Payment. All payments due CPP shall be paid in Dollars and shall be transmitted to CPP by bank wire transfer of immediately available funds. The remittance shall be made to the following bank account of CPP:

Wells Fargo Bank, N.A. 420 Montgomery St.

San Francisco, CA 94104

Account Name: Cancer Prevention Pharmaceuticals, Inc.

Routing No.: 121000248

Account No.: 9421629651

CPP may change the designated bank account by written notice to Sucampo signed by a duly authorized representative of CPP.

All payments owed under this Agreement shall be paid in full when due, without any deductions or offsets for withholding taxes, wire transfer fees, currency exchange fees or otherwise, except only as is otherwise expressly authorized elsewhere in this Agreement.

9.4	Assignment. Except as provided in this Section 9.4, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement or any of its rights or obligations hereunder in whole or in part to: (a) an Affiliate of such Party; or (b) its successor in interest in connection with a Strategic Transaction; provided, however, that in the case of assignment to an Affiliate, the assigning Party shall, notwithstanding such assignment, remain liable for the performance of such Affiliate under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. For purposes of this Section 9.4, “Strategic Transaction” means, with respect to a Party, the occurrence of any of the following events: (x) the direct or indirect acquisition by any Third Party of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such Party normally entitled to vote in elections of directors; (y) the sale, transfer, conveyance or other disposition of all or substantially all of such Party’s assets to which this Agreement relates to a Third Party, or (z) the consummation of a merger, acquisition, consolidation or other similar transaction between or involving a Third Party and such Party (or the ultimate parent Entity which, immediately prior to the Strategic Transaction, directly or indirectly controls such Party.)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.5	Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.6	Choice of Law. This Agreement and any dispute arising in connection with it will be governed by the laws of the State of New York, United States of America.

9.7	Dispute Resolution. Each such dispute, controversy or claim shall be finally resolved by binding arbitration (an “Arbitration”) administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules then in effect (the “JAMS Rules”), and judgment on the Arbitration award may be entered in any court having jurisdiction thereof. The proceedings and decisions of the arbitrators in any Arbitration under this Section 9.7 shall be confidential except as otherwise expressly permitted in this Agreement, agreed upon by the Parties, or required by applicable Law. Each Arbitration shall be conducted by a panel of three (3) arbitrators, each with at least ten (10) years’ experience in the pharmaceutical or biotechnology business selected pursuant to the JAMS Rules. Within thirty (30) days after initiation of Arbitration, each Party shall select one person to act as an arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by JAMS. The place of arbitration shall be New York City, New York, and all proceedings and communications shall be in English.

9.8	Headings. The captions to the several Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

9.9	Independent Contractors. It is expressly agreed that Parties shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

9.10	Waiver. The waiver by either Party of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

9.11	Amendments. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.12	Counterparts. This Agreement may be executed in counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Option Agreement to be executed by their duly authorized representatives.

CPP:

Cancer Prevention Pharmaceuticals, Inc.

Signature	/s/ Jeffrey Jacob

Name	Jeffrey Jacob

Title	Chief Executive Officer

Date	January 9, 2016

SUCAMPO:

Sucampo AG

Signature	/s/ Matthias Alder

Name	Matthias Alder

Title	Executive Vice President, Business Development and Licensing, General Counsel and Corporate Secretary

Date	January 9, 2016

Signature	/s/ Andrew Smith

Name	Andrew Smith

Title	Authorized Signatory

Signature Page to Option and Collaboration Agreement

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

License Agreement Terms

Product	CPP-1X/sul, a product including both eflornithine and sulindac as active ingredients (each, an "Active Ingredient"), together as the sole active ingredients or both together in combination with additional active ingredients. For clarity, “Product” includes any product configuration in which the Active Ingredients are packaged for concurrent administration, whether as a single capsule or multiple capsules.
Field	Treatment, prevention and diagnosis of human diseases and conditions
Territory	North America
Additional Definitions

The following definitions are intended for guidance in negotiations only and will be further refined in the License Agreement.

“Commercialize” or “Commercialization” means any and all activities directed to the commercialization of a Product, including pre-launch and post-launch marketing, promoting, distribution, detailing or selling of a Product (as well as importing and exporting activities in connection therewith). When used as a verb, “Commercialize” means to engage in Commercialization.

“Control” or “Controlled” means, ,the legal authority or right (whether by ownership, license or otherwise) to: (i) with respect to any molecule or material, grant ownership of or a license or sublicense to use such molecule or material; (ii) with respect to any know-how, patents, other intellectual property, grant ownership of or a license or a sublicense under such know-how, patents, or intellectual property; or (iii) with respect to any proprietary or trade secret information, disclose such information; in each case without breaching the terms of any agreement with, obligation to or other arrangement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party; in each case as provided in the License Agreement.

“Develop” means any and all research and development activities for any Product conducted anywhere in the Territory on and after Effective Date relating to such Product, including all non-clinical, preclinical and clinical activities, testing and studies of any Product, manufacturing development, process development, toxicology studies, distribution of Products for use in clinical trials (including placebos and comparators), research and development of companion diagnostics for use in connection with clinical trials of Products as well as approved Products, statistical analyses, and the preparation, filing and prosecution of any Marketing Approval Application and obtaining or maintaining Regulatory Approvals for any Product, as well as all regulatory affairs related to any of the foregoing. When used as a verb, “Develop” means to engage in Development.

“Licensed IP” means the Licensed Patents and Licensed Know-How.

“Licensed Know-How” means any and all know-how Controlled by CPP or any of its Affiliates as of the Effective Date or thereafter during the Term that relates to, or is otherwise reasonably necessary or reasonably useful for, the use, Development,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

manufacture, or Commercialization of the Product.

“Licensed Patents” means any and all patents and patent applications that are Controlled by CPP or any of its Affiliates as of the effective date or thereafter during the Term that: (a) are set forth in Schedule 1; and/or (b) claim the composition of matter of, or the method of manufacturing or using, any Product; or (c) that otherwise relate to, or are reasonably necessary or reasonably useful for, the use, Development, manufacture or Commercialization of any Product.

“NDA” means a new drug application for Regulatory Approval of the Product that is filed with the FDA.

“Option Agreement” means the Agreement to which this Exhibit A is attached. “Sucampo-Approved Indications” is defined in the Option Agreement.

Collaboration Governance

Sucampo and CPP would establish a Joint Steering Committee (JSC) to provide strategic leadership for the development of the Product and a Joint Commercialization Committee (JCC) to establish and update annually a commercial plan and budget for the Product in the Territory and to determine in good faith potential co-promotion by CPP if in the best interests of maximizing sales. As between the parties, Sucampo would have the final decision making vote on matters decided by the JSC relating to the development of the Product in the Field in the Territory and on matters decided by the JCC related to Commercialization.

The Parties shall coordinate the activities overseen by the JSC under the License Agreement with those overseen by the joint steering committee described in the Tillotts Agreement in a manner that allows CPP to fulfill its contractual obligations under the Tillotts Agreement.

License	CPP would grant Sucampo an exclusive license, with the right to sublicense, under the Licensed IP to develop, make, have made, use, import, offer for sale and sell the Product in the Field and in the Territory (“License”). Sucampo’s rights to manufacture the Product will be subject to the existing exclusive supply arrangement with a third party described below to the extent such arrangement exists at time of execution of the License Agreement.
Sublicense Rights	Sucampo would have the right to grant sublicenses under the License, through multiple tiers, to any Affiliate or Third Party. Each sublicense of Sucampo’s rights shall be in writing, shall be consistent with the terms and conditions of this Exhibit A, and shall require the sublicensee, in granting any further sublicenses, to comply with Sucampo’s sublicensing obligations hereunder as though such sublicensee were Sucampo. If Sucampo grants a sublicense to any Third Party, then Sucampo shall: (i) include in each such sublicense agreement terms that permit Sucampo to comply with its obligations under this Agreement, including related to reporting sales of Product to CPP; (ii) notify CPP of such sublicense or amendment thereto within thirty (30) days after it becomes effective, including the identity of the sublicensee and the territory in which such rights have been sublicensed; (iii) at

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CPP’s request, provide CPP a copy of such sublicense agreement and amendment thereto (provided that Sucampo may redact those provisions of such agreement or amendment that are unrelated to Sucampo’s obligations under the License Agreement); and (iv) use commercially reasonable efforts to enforce the terms of such sublicense agreement that relate to Sucampo’s obligations under the License Agreement.
Supply and Manufacturing	The parties acknowledge and agree that, as of the Effective Date of the Option Agreement, CPP is subject to legally binding obligations with a third party regarding the exclusivity of its current source of Product. Contemporaneously with execution of the License Agreement, the parties shall enter into a supply agreement whereby CPP shall supply Product to Sucampo on the same terms as CPP purchases Product from such third party until such time as such exclusivity obligation has ceased. On the request of Sucampo, the parties shall together negotiate in good faith with such third party to secure supply of Product for Sucampo directly with such third party manufacturer.
Regulatory Matters; Right of Reference	Sucampo shall control regulatory interactions and decisions relating to the Product in the Territory and shall hold the NDA and other Regulatory Approvals for the Product in the Territory. Sucampo would have the exclusive right to reference and use all information, know-how, and data generated in the FAP Pivotal Trial (as defined in the Option Agreement) and other Product development activities conducted by CPP in support of Regulatory Filings and Regulatory Approvals for the Product in the Territory.
Product Rights	Subject to the Excepted Matters, Sucampo would be responsible for and control the development, manufacture and commercialization of the Product in the Field and Territory at its own expense.
Diligence

Sucampo would use commercially reasonable efforts to develop, manufacture and commercialize the Product in the Field in the Territory, including in FAP and in indications in the Field other that FAP that are (i) Sucampo-Approved Indications or

(ii) granted Regulatory Approval in the Territory.

Exclusivity	Except for the Product, CPP would not develop or commercialize in the Territory (i) any product with both of the Active Ingredients (or where both Active Ingredients are co-packaged or co-marketed) for use in the Field, or (ii) any product that uses any Active Ingredient (whether both or a single Active Ingredient) for the treatment of FAP.
Financial Terms
License Fee	Payable upon execution of the license agreement if the option was exercised prior to the completion (i.e., database lock and completion of analyses) of the FAP trial	$5 million
	Payable upon execution of the license agreement if the option was exercised after the completion of the FAP trial	$10 million
	Total License Fee	$5-10 million
Milestone Payments	NDA approval for FAP	[***]
	First dosing in pivotal trial in each of up to three additional indications (i.e., other than FAP)	[***] ([***])
	NDA approval for second indication	[***]
	NDA approval for third indication	[***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	NDA approval for fourth indication	[***]
	Total Development Milestones	[***]
	First time annual net sales of the Product in the Territory > $100M	[***]
	First time annual net sales of the Product in the Territory > $250M	[***]
	First time annual net sales of the Product in the Territory > $500M	[***]
	First time annual net sales of the Product in the Territory > $750M	[***]
	Total Sales Milestones	[***]
Patent Prosecution and Enforcement

Prosecution: As between the Parties, CPP shall have the first right, but not the obligation, to prosecute any Licensed Patent in the Territory. Sucampo shall cooperate with CPP in the preparation, filing, prosecution and maintenance of such Licensed Patents. CPP shall copy Sucampo on all correspondence from and to any patent office relating to such Licensed Patents in a timely manner, and CPP shall provide Sucampo with drafts of all proposed filings and material correspondences to the patent authorities with respect to such Licensed Patents in reasonably adequate time before filing or submission of such materials, for Sucampo’s review and comment. CPP will reasonably consider in good faith Sucampo’s comments prior to submitting such filings and correspondences to the extent such comments are timely provided and it is reasonably practicable to do so. CPP shall notify Sucampo of any decision not to file for, prosecute or maintain, or not to continue to pay the expenses of prosecution or maintenance of, any such Licensed Patents, including divisional and continuation patents. CPP shall provide such notice at least thirty (30) days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Patent. In such event, Sucampo shall have the right, but not the obligation, to file for, or continue prosecution or maintenance of, such Licensed Patent. All costs incurred by a Party in prosecuting the Licensed Patents in the Territory shall be shared by the Parties as a deduction from Net Profit. Sucampo would have the right to direct the filing of an Orange Book listing or application for regulatory exclusivity in the Territory.

Enforcement: Each Party shall give the other Party notice of any known or suspected infringement by a Third Party of any Licensed Patent in the Territory (“Patent Infringement”) within fifteen (15) Business Days after such Patent Infringement comes to such Party’s attention. Sucampo shall have the first right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement at its own expense and discretion as it reasonably determines appropriate. Sucampo shall keep CPP informed and reasonably consult with CPP in the course of such legal action. CPP shall have the right to be represented in any such action by counsel of its choice at its own expense. At the request of Sucampo, CPP shall reasonably cooperate and provide any information or assistance in connection with any legal action with respect to Patent Infringement, including executing reasonably appropriate documents, cooperating in discovery and, if required by applicable law, joining as a party to the action at Sucampo’s cost. If Sucampo does not commence an action for Patent Infringement within one-hundred eighty (180) days after a notice from either Party, then CPP shall have the right to commence such action at its own cost. Any recoveries resulting from such any action relating to a claim of Patent Infringement, including

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

pursuant to a settlement, shall be applied as follows: (i) first to reimburse each Party, on a pro rata basis, for such Party’s out-of-pocket costs and expenses in connection with such Patent Infringement proceeding; (ii) any damages, including exemplary damages for willful infringement, will be shared equally by the Parties under the terms for the sharing of Net Profits.
Profit-Split

•    Sucampo would pay to CPP 50% of the Adjusted Net Profits generated by Sucampo from the sale of the Product.

•    Net Profit would be defined as revenues received by Sucampo from the sale of the Product, less costs incurred by Sucampo (excluding payments to CPP) in the development, manufacture, marketing, sale and distribution of the Product.

•    Adjusted Net Profits would be defined as 90% of Net Profits.

•    10% of Net Profits would be distributed among CPP and Sucampo pro rata of the total development costs borne by such party in the development of the Product until such costs have been recuperated, as follows: (i) for FAP, all development costs incurred by either party following the execution of the Option Agreement; (ii) for Sucampo-Approved Indications, all development costs incurred by either party following the date that CPP first provided Sucampo the development plan for such indication (with CPP Additional Indication Expenses, if any, multiplied by 150% for purposes of such distribution); and (iii) for all other indications in the Field that receive Regulatory Approval in the Territory, all development costs incurred at any time by either party, provided that any costs incurred by CPP for developing such indications would be multiplied by 150% for purposes of such distribution. The License Agreement will provide for a Sucampo Additional Indication Right equivalent to that set forth in Section 4.3 of the Option Agreement.

•    The profit-sharing terms would commence on a country-by-country basis starting with first commercial sale of the Product in such country and expire on the later of patent expiration in such country or 10 years from such first sale.

Term and Termination

Term: The License Agreement would begin on the effective date and expire on a country-by-country basis on the date Sucampo no longer has an obligation to share profits with CPP in such country. Following such expiration, the License in such country will be fully paid up, irrevocable and perpetual.

Termination for Material Breach: Each Party would have the right to terminate the License Agreement on thirty (30) days‘ written notice for uncured material breaches relating to payment obligations. The License Agreement will set forth termination provisions for other material breaches, and will provide for the tolling of termination in connection with a bona fide dispute.

Sucampo Termination Right: Sucampo would have the right to terminate the License Agreement for any reason or no reason upon 180 days prior written notice prior to first commercial sale of the first Product in the Territory and 1 year thereafter.

CPP Termination Right for Patent Challenge: The Agreement set forth reasonable provisions for termination in the event of a challenge by Sucampo to the validity or enforceability of a Licensed Patent, subject to the ability to cure or to assert a legal

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

defense.
Effects of Termination

The following sets forth general principles that will apply in the event of termination. The License Agreement will provide for a mechanism for a reasonable remuneration to Sucampo in the event of a Product reversion reflecting Sucampo’s payment, if any, of out-of-pocket costs for the development of the Products.

Termination by Sucampo for Convenience:

•    The license granted by CPP to Sucampo would terminate

•    All of Sucampo’s right, title and interest in, to and under any Regulatory Filings and Regulatory Approvals for the Product would be assigned to CPP.

•    Sucampo would assign all manufacturing, distribution and supply agreements that are assignable to CPP.

Termination by Sucampo for Material Breach:

•    Sucampo would have the right to keep the license granted by CPP in effect, provided Sucampo continued to make the profit sharing payments to CPP.

•    The JSC would be terminated.

•    Sucampo would have the right to sue CPP for damages due to such material breach.

Termination by CPP for Material Breach:

•      The license granted by CPP to Sucampo would terminate

•      All of Sucampo’s right, title and interest in, to and under any Regulatory Filings and Regulatory Approvals for the Product would be assigned to CPP.

•      Sucampo would assign all manufacturing, distribution and supply agreements that are assignable to CPP

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1 Licensed Patents

I. DFMO and Sulindac Combination in Cancer Chemoprevention

ISSUED PATENTS

Country	Patent No.	Issue Date	Expiration Date
U.S.	6,258,845	07/10/2001	03/26/2019

II. Carcinoma Diagnosis and Treatment, Based on ODC1 Genotype – CAPP.P0006

WIPO	WO 2010/132817	05/14/2010
	(based on U.S. 61/217,679	06/03/2009)
	(based on U.S. 61/217,682	06/03/2009)

ISSUED PATENTS

Country	Patent No.	Issue Date	Expiration Date
U.S.	8,329,636	12/11/2012	01/15/2031
U.S.	9,121,852	09/01/2015	09/13/2030
Europe	EP2430452	06/25/2014	05/14/2030
Australia	AU2010248803	09/11/2014	05/14/2030
China	CN 2010 8 0031983.5	09/05/2015	05/14/2030

ALLOWED APPLICATIONS

Country	Patent Appln. No.	Filing Date
Hong Kong	12111787.0	05/14/2010
	(registration of CN 2010080031983.5)	

PENDING APPLICATIONS

Country	Patent Appln. No.	Filing Date
Canada	2,761,946	05/14/2010
Japan	JP2012-511052	05/14/2010
Israel	IL0216369	05/14/2010
U.S.	14/841,750	09/01/2015
	(continuation of U.S. 9,121,852)	

III. Cancer Prevention and Treatment Methods Based on Dietary Polyamine Content – CAPP.P0007

WIPO	WO 2011/143579	05/13/2011
	(based on U.S. 61/345,048	05/14/2010)

ISSUED PATENTS

Country	Patent No.	Issue Date	Expiration Date

PENDING APPLICATIONS

Country	Patent Appln. No.	Filing Date
U.S.	13/697,984	05/13/2011
Europe	EP 2568978	05/13/2011
Canada	2,799,431	05/13/2011
Japan	JP2013-510342	05/13/2011

IV. Predictive Markers for Polyamine Inhibitor Cancer Therapies – CAPP.P0011

WIPO	PCT/US2013/067305	10/29/2013
	(based on U.S. 61/719,748	10/29/2012)

ISSUED PATENTS

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Country	Patent No.	Issue Date	Expiration Date

PENDING APPLICATIONS

Country	Patent Appln. No.	Filing Date
U.S.	14/438,999	10/29/2013
Europe	EP 13786402	10/29/2013
Canada	2,889,711	10/29/2013

V. Carcinoma Diagnosis and Treatment Based on ODC1 Genotype – CAPP.P0013

ISSUED PATENTS

Country	Patent No.	Issue Date	Expiration Date

PENDING APPLICATIONS

Country	Patent Appln. No.	Filing Date
WIPO	PCT/US2014/042979	06/18/2014

VI. Neuroblastoma Treatment Based on ODC1 Genotype – CAPP.P0014

ISSUED PATENTS

Country	Patent No.	Issue Date	Expiration Date

PENDING APPLICATIONS

Country	Patent Appln. No.	Filing Date
U.S. (provisional)	62/115,413	02/12/2015
U.S. (provisional)	62/154,804	04/30/2015

VII. Eflornithine and Sulindac, Fixed Dose Combination Formulation – CAPP.P0017

ISSUED PATENTS

Country	Patent No.	Issue Date	Expiration Date

PENDING APPLICATIONS

Country	Patent Appln. No.	Filing Date
U.S. (provisional)	62/248,810	10/30/2015

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.